                                                                Exhibit 16.1


                    [TERRENCE J. DUNNE, MBA, MST LETTERHEAD]



January 21, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

I have read the statements made by PAN Environmental Corporation, which I understand will be filed with the Commission pursuant to Part II, Item 8 of Form 10-KSB as part of the company's Form 10-KSB for the fiscal years ended December 31, 1994, 1995, 1996 and 1997, and in the subsequent reports under the Securities and Exchange Act of 1934, as amended. I agree with the statement concerning my firm in the Form 10-KSB.



Sincerely,

/s/ TERRENCE J. DUNNE
---------------------------
Terrence J. Dunne
Certified Public Accountant